FIRST AMENDMENT TO EXPORT-IMPORT BANK
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "**Amendment**") is entered into this 23rd day of December 2008, by and between SILICON VALLEY BANK ("**Bank**") and **POKERTEK, INC.**, a North Carolina corporation ("**Borrower**"), with its principal place of business at 1150 Crews Road, Suite F, Matthews, North Carolina 28105 (the "**Borrower**").

RECITALS

A. Bank and Borrower have entered into that certain Export-Import Bank Loan and Security Agreement dated as of July 25, 2008 (as the same has and may continue to be from time to time further amended, modified, supplemented or restated, the "**Exim Loan Agreement**").

B. Bank has extended credit to Borrower for the purposes permitted in the Exim Loan Agreement.

C. Borrower has requested that Bank (i) modify the Applicable Rate, and (ii) amend certain other provisions of the Exim Loan Agreement.

D. Although Bank is under no obligation to do so, Bank is willing to (i) modify the Applicable Rate and (ii) amend certain provisions of the Exim Loan Agreement, all on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Exim Loan Agreement.

2. Amendments to Exim Loan Agreement.

2.1 Section 2.5 (Fees). Section 2.5(c) of the Exim Loan Agreement is hereby amended in its entirety and replaced with the following:

(c) Collateral Handling Fee. Borrower will pay to Bank a collateral handling fee equal to .30% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the "**Collateral Handling Fee**"). This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance. The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in

accordance with Section 2.4 hereof. In computing Collateral Handling Fees under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections. After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

2.2 Section 13 (Definitions). The definition of Applicable Rate set forth in Section 13.1 of the Exim Loan Agreement is hereby amended in its entirety and replaced with the following:

"Applicable Rate" is a per annum rate equal to the greater of (i) the Prime Rate plus two percent (2.00%) or (ii) six and one half of one percent (6.50%).

3. Limitation of Amendments.

3.1 The amendments set forth in **Section 2**, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Exim Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. **Counterparts.** This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. **Effectiveness.** This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of that certain First Amendment to Loan and Security Agreement, dated as of the date hereof, by each party hereto and (c) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:____________________________
Name:
Title:

BORROWER

POKERTEK, INC.

By: [signature]
Name: Mark D. Roberson
Title: CFO
12/2/08

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By: [signature]
Name: Elisa Sun
Title: VP

BORROWER

POKERTEK, INC.

By:______________________________
Name:
Title: